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                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement"), made this 1st day of October, 1997, by and between PPD Pharmaco, Inc., a Texas corporation with its principal office at 3151 17th Street Extension, Wilmington, North Carolina 28412 (hereinafter "PPD Pharmaco"), and Patrick C. O'Connor, MRCP, Ph.D. (hereinafter "Employee").

                                    RECITALS:

                  A. Employee desires employment upon the terms and conditions herein stated.

                  B. PPD Pharmaco desires to employ Employee upon the terms and conditions herein stated.

                  C. Employee and PPD Pharmaco desire to embody in writing the terms and conditions of such employment in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and considerations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Employment. PPD Pharmaco hereby employs Employee and Employee hereby accepts such employment on a full time basis as Senior Vice President - Regulatory and Product Development upon the terms and conditions hereinafter set forth.

                  2. Term. The term of this Agreement shall be for one year, beginning January 1, 1998, and ending December 31, 1998, unless sooner terminated as provided herein. Thereafter, this Agreement shall be automatically renewed for successive one-year terms upon the terms and conditions herein set forth and subject to salary adjustments as provided for in paragraph 9 below, unless either party gives notice as herein provided to the other of said party's intent not renew this Agreement not less than 60 days prior to the expiration of the one-year term then in effect.

                  3. Salary. For all services rendered by Employee under this Agreement, PPD Pharmaco shall pay to Employee an annual salary of $224,000 for the initial one-year term hereof.

                  4. Duties. Employee shall have overall responsibility for and decision making authority necessary to fulfill the duties of Senior Vice President - Regulatory and Product Development of PPD Pharmaco. Employee shall undertake such travel as required to perform the duties prescribed herein. During the term of this Agreement,
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Employee shall devote substantially all of his working time, attention and energies to the business of PPD Pharmaco.

                  5. Working Facilities. PPD Pharmaco shall furnish Employee with office space, equipment, technical, secretarial and clerical assistance and such other facilities, services, support and supplies as may be reasonably needed to perform the duties herein prescribed in an efficient and professional manner.

                  6. Non-Compete. During the term of this Agreement, Employee hereby agrees that he shall not (a) become an officer, employee, director, agent, representative, member, associate or consultant of or to a corporation, partnership or other business entity or person, (b) directly or indirectly acquire a proprietary interest in a corporation, partnership or other business entity or person, or (c) directly or indirectly own any stock in a corporation (other than a publicly traded corporation of which Employee owns less than five percent (5%) of the outstanding stock) which is engaged in the business of managing clinical research programs for pharmaceutical and medical products or in any other business which is developed by PPD Pharmaco during the term of this Agreement anywhere in the United States (whether or not such business is physically located within the United States). The parties agree that the business and operations of PPD Pharmaco are national in scope. For that reason, the parties agree that a geographical limitation on the foregoing covenant is not appropriate.

                  7. Termination. Notwithstanding any other provision of this Agreement, PPD Pharmaco may terminate Employee's employment hereunder upon the occurrence of any of the following events:

                  a.       Death of Employee.

                  b. A determination by the Chief Executive Officer and the President and Chief Operating Officer of Pharmaceutical Product Development, Inc. ("PPD"), acting in good faith but made in their sole discretion, that Employee has failed to substantially perform his duties under this Agreement.

                  c. A determination by the Chief Executive Officer and the President and Chief Operating Officer of PPD, acting in good faith but made in their sole discretion, that Employee (i) has become physically or mentally incapacitated and is unable to perform his duties under this Agreement as a result of such disability, which inability continues for a period of sixty (60) consecutive calendar days, (ii) has breached any of the material terms of this Agreement, (iii) has demonstrated gross negligence or willful misconduct in the execution of his duties, or (iv) has been convicted of a felony.

                  8. Disclosure of Information. As a condition of employment hereunder, Employee will execute as of the date of this Agreement that certain Proprietary and Inventions Agreement attached hereto as Exhibit A and incorporated herein by reference.


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                  9. Benefits. During the term thereof, Employee shall be
entitled to participate in all benefits provided by PPD Pharmaco to its employees generally, including but not limited to health insurance, disability insurance and retirement plans, all of which are currently provided to employees of PPD Pharmaco, subject to the eligibility requirements of any plan(s) establishing same. Employee shall be subject to PPD Pharmaco's policies applicable to other executive employees of PPD Pharmaco with respect to periodic reviews and increases in salary, and shall be considered for and eligible to participate in benefits, if any, provided generally by PPD Pharmaco to its executive employees, including but not limited to issuance of stock options, cash bonuses, etc., in connection with Employee's duties and performance as an executive employee.

                  10. Expenses. PPD Pharmaco shall pay all reasonable expenses of Employee which are directly related to Employee's duties hereunder in accordance with PPD Pharmaco's policy for reimbursement of employee expenses.

                  11. Remedies. In the event of Employee's actual or threatened breach of the provisions of paragraph 6 of this Agreement, PPD Pharmaco shall be entitled to a temporary restraining order and/or permanent injunction restraining Employee from such breach. Nothing herein shall be construed as preventing PPD Pharmaco from pursuing any other available remedies for such breach or threatened breach, including recovery of damages from Employee and from any corporation, partnership or other business entity or person with which the Employee has entered or attempted to enter into a relationship.

                  12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except by agreement in writing signed by the parties.

                  13. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate as a waiver of any subsequent breach by the other party. No waiver shall be valid unless in writing and signed by the party against whom the waiver is sought.

                  14. Severability. If any portion of this Agreement shall be declared invalid by a court of competent jurisdiction, the remaining portion shall continue in full force and effect as if this Agreement has been executed with the invalid portion eliminated and this Agreement shall be so construed.

                  15. Benefit. This Agreement shall inure to the benefit of and be binding upon PPD Pharmaco, its successors and assigns, and Employee, his heirs, successors, assigns and personal representatives.

                  16. Applicable Law. This Agreement shall be governed by the laws of the State of North Carolina.


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

                  17. Assignment. Neither party hereto may assign said party's rights or obligations hereunder without the prior written consent of the other.

                  18. Notice. Any notice required or permitted hereunder shall be delivered in person or mailed certified mail, return receipt requested, if to PPD Pharmaco at PPD Pharmaco's principal office in Wilmington, North Carolina at the address hereinabove set forth, and if to Employee at PPD Pharmaco's principal office in Morrisville, North Carolina, and shall be deemed received when actually received. Any notice from Employee to PPD Pharmaco shall be addressed to the Chief Executive Officer and to the President and Chief Operating Officer of PPD, with a copy to the General Counsel of PPD. Either party hereto may change the notice address provided for herein upon ten days prior written notice to the other in the manner prescribed for herein.

                  19. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, including but not limited to any breach, or as to its existence, validity, interpretation, performance or non-performance, breach or damages, including claims in tort, shall be decided by a single neutral arbitrator in Wilmington, North Carolina in binding arbitration pursuant to the commercial Arbitration Rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The arbitration shall be conducted in accordance with the procedural laws of the United States Federal Arbitration Act, as amended. The written decision of the arbitrator shall be final and binding, and may be entered and enforced in any court of competent jurisdiction and each party specifically acknowledges and agrees to waive any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

                  20. Amendment; Modification. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or deferral, either of a similar or different nature, unless expressly so stated in writing.

                  21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

                  22. Descriptive Headings: Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.


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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove set forth.

                                            PPD PHARMACO, INC.


                                            By: /s/ Fredric N. Eshelman
                                                -------------------------------
                                            Name: Fredric N. Eshelman
                                                  -----------------------------
                                            Title: Chief Executive Officer
                                                  -----------------------------




                                            /s/ Patrick C. O'Connor, MRCP
                                            ------------------------------(SEAL)
                                            Patrick C. O'Connor, MRCP, Ph.D.




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